EXECUTION COPY

FIRST AMENDMENT dated as of March 27, 2014 (this “Amendment”), to the THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of BIOFUEL ENERGY, LLC, a Delaware limited liability company (the “Company”), dated as of February 4, 2011 (the “LLC Agreement”), by and among BIOFUEL ENERGY CORP., a Delaware corporation, GREENLIGHT CAPITAL, L.P., a Delaware limited partnership, GREENLIGHT CAPITAL QUALIFIED, L.P., a Delaware limited partnership, GREENLIGHT CAPITAL (GOLD), LP, a Delaware limited partnership and Scott H. Pearce. Capitalized terms used in this Amendment shall have the meanings assigned to such terms in the LLC Agreement.

WHEREAS pursuant to Section 11.03 of the LLC Agreement, the Members have agreed to amend certain provisions of the LLC Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Amendment to Section 1.01. \l 2 a) Section 1.01 of the LLC Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order therein:

“Section 382 Rights” means the “Rights” as defined in the Section 382 Rights Agreement.

“Section 382 Rights Agreement” means the Section 382 Rights Agreement dated as of March 27, 2014, by and between the Corporation and Broadridge Corporate Issuer Solutions, Inc., as amended, restated, supplemented or otherwise modified from time to time.

“Series B Preferred Stock” means the Series B Junior Participating Preferred Stock, par value $0.01 per share, of the Corporation.

“Share Acquisition Date” means the date that is the “Share Acquisition Date” under the Section 382 Rights Agreement.

b) The definition of “Preferred Unit Liquidation Preference” in Section 1.01 of the LLC Agreement is hereby amended and restated in its entirety as follows:

“Preferred Unit Liquidation Preference” means an amount equal to the unpaid Preferred Unit Distributions.

SECTION 2. Amendment to Article IV. \l 2 c) Section 4.01(a) of the LLC Agreement is hereby amended to inserting the following after the words “Unit Percentages” at the end thereof:

“; provided that any Preferred Unit Distributions shall be made pursuant to Section 4.01(h) and distributed pro rata in accordance with the Members’ respective Preferred Unit Percentage”.

(b) Article IV of the LLC Agreement is hereby amended by inserting the following new clause (h) at the end thereof:

“(h) The LLC shall make priority Distributions to each Member holding a Preferred Unit with respect to its Preferred LLC Interest in an amount equal to the amount of cash dividends paid by the Corporation in respect of one one-thousandth of a share of Series B Preferred Stock (collectively, the “Preferred Unit Distributions”). The LLC shall make the Preferred Unit Distributions at such times and in such amounts so that each Preferred Unit continues to be the economic equivalent of one one-thousandth of a share of Series B Preferred Stock.”

SECTION 3. Amendment to Article VII. \l 2 d) Section 7.05 of the LLC Agreement is hereby amended by replacing the references to “Series A Non-Voting Convertible Preferred Stock” therein with “Series B Preferred Stock”.

(b) Section 7.08 of the LLC Agreement is hereby amended by adding “and Issuance of Series B Preferred Stock” after “Common Stock” in the section heading thereof and adding the following sentence to the end thereof:

“At any time the Corporation issues one one-thousandths of a share of Series B Preferred Stock as a result of an exercise of a Section 382 Right by a holder thereof under Section 11(a) of the Section 382 Rights Agreement or a purchase by a Member thereof pursuant to Section 11(d) of the Section 382 Rights Agreement (and not issued as Exchange Consideration pursuant to Section 11(b) of the Section 382 Rights Agreement), the net proceeds received by the Corporation with respect to such share, if any, shall be concurrently transferred to the LLC and the LLC shall issue to the Corporation a Preferred Unit registered in the name of the Corporation so that the number of Preferred Units held by the Corporation at all times equals the number of outstanding one one-thousandths of a share of Series B Preferred Stock.”

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(c) Section 7.11 of the LLC Agreement is hereby amended by renumbering the existing clause (e) as (f) and adding the following as new clause (e) :

“Effective immediately upon the occurrence of the Share Acquisition Date (but not if a Business Combination (as defined in the Section 382 Rights Agreement) has occurred and the Corporation is not the surviving corporation), (i) the LLC shall issue to the Corporation, and the Corporation shall receive, such number of Preferred Units equal to the aggregate number of one one-thousandths of a share of Series B Preferred Stock issuable at such time as Exchange Consideration (as such term is defined in the Section 382 Rights Agreement, and assuming for purposes hereof that the board of directors of the Corporation has elected to effect an exchange of all exercisable Section 382 Rights, regardless of whether or not such board has actually made such election; it being understood, for the avoidance of doubt, that any Section 382 Rights held by an Acquiring Person (as defined in the Section 382 Rights Agreement) would not be exercisable or exchangeable) and (ii) other than any such Member that is an Acquiring Person, the LLC shall issue to each Member on such date (other than the Corporation), and each such Member shall receive, with respect to each Common Unit, such number of Preferred Units equal to the number of one one-thousandths of a share of Series B Preferred Stock issuable at such time as Exchange Consideration in exchange for one Section 382 Right pursuant to Section 11(b)(i) of the Section 382 Rights Agreement (assuming for purposes hereof that the board of directors of the Corporation has elected to effect such exchange regardless of whether or not such board has actually made such election). Notwithstanding the foregoing, in the event that the board of directors of the Corporation does not elect to effect the exchange of Section 382 Rights pursuant to Section 11(b)(i) of the Section 382 Rights Agreement, each Member on the Share Acquisition Date (other than the Corporation and the Acquiring Person), shall have a right to purchase at the Purchase Price (as defined in the Section 382 Rights Agreement), per each Common Unit, such number of Preferred Units as shall equal (x) the number of one one-thousandths of a share of Series B Preferred Stock that a holder of a Section 382 Right would have a right to receive under Section 11(a) of the Section 382 Rights Agreement upon exercise of one Section 382 Right minus (y) the number of Preferred Units such Member has received under the immediately preceding sentence. Notwithstanding the foregoing, if the number of Preferred Units required to be issued pursuant to clause (ii) of the second preceding sentence or under the immediately preceding sentence exceeds the number of authorized but unissued shares of Class B Common Stock on the Share Acquisition Date, the LLC shall issue only such number of Preferred Units as would not exceed the number of authorized but unissued shares of Class B Common Stock available at such time and shall distribute such issued Preferred Units pro rata in accordance with the Members’ respective Unit Percentages. Upon such issuance of the Preferred Units, the LLC shall cause to be issued to each holder of Preferred Units an LLC Preferred Certificate and the register of the LLC shall be adjusted accordingly and on a timely basis.”

(d) New clause (f) of Section 7.11 of the LLC Agreement is hereby amended by (i) replacing the reference to “in connection with the Cargill Stock Payment” in the first parenthetical therein with “pursuant to Section 7.08 or clause (e) of this Section 7.11”, (ii) replacing the reference to “in connection with the Private Placement or the Bridge Preferred LLC Interest outstanding immediately after the Effective Time” with “pursuant to Section 7.08 or clause (e) of this Section 7.11” and (iii) by deleting the last sentence thereof in its entirety.

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SECTION 4. Amendment to Section 8.03. \l 2 e) Clause (a) of Section 8.03 of the LLC Agreement is hereby amended by (i) adding a subclause “(i)” immediately after “from time to time,”, (ii) replacing the defined term “Exchange Rate” therein with “Common Unit Exchange Rate”, (iii) adding the following immediately before the period at the end of the first sentence thereof:

“and (ii) any or all of such Member’s Preferred Units, on a one-for-one basis, for the same number of one one-thousandths of a share of Series B Preferred Stock (the number of one one-thousandths of a share of Series B Preferred Stock for which a Preferred Unit is entitled to be exchanged being referred to herein as the “Preferred Unit Exchange Rate”) by delivering a written notice to the Manager (and to the Corporation, if the Corporation is not the Manager) stating that such Member desires to exchange a number of Preferred Units specified in such notice into an equal number of one one-thousandths of a share of Series B Preferred Stock, accompanied by instruments of transfer to the Corporation, duly executed by such Member or such Member’s duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to this Article VIII, in respect of the Preferred Units to be exchanged, in each case delivered during normal business hours at the principal executive offices of the Manager (and the Corporation, if the Corporation is not the Manager)”;

and (iv) amending and restating the last sentence thereof as follows:

“Notwithstanding the foregoing, no holder of a Unit shall be entitled to exchange a Common Unit for a share of Common Stock or a Preferred Unit for a fraction of a share of Series B Preferred Stock, as the case may be, if such exchange would be prohibited under applicable federal or state securities laws or regulations.”

(b) Clause (b) of Section 8.03 of the LLC Agreement is hereby amended by adding the following sentence to the end thereof:

“Upon the date any such Preferred Units are surrendered for exchange pursuant to this Section 8.03, all rights of the holder of such Preferred Units as such holder shall cease.”

(c) Clause (c) of Section 8.03 of the LLC Agreement is hereby amended by replacing the reference to “Exchange Rate” therein with “Common Unit Exchange Rate”.

(d) Section 8.03 of the LLC Agreement is hereby amended by adding a new clause (d) at the end thereof as follows:

“The Preferred Unit Exchange Rate shall be adjusted accordingly if there is: (1) any subdivision (by any unit split, unit distribution, reclassification, recapitalization or otherwise) or combination (by reverse unit split, reclassification, recapitalization or otherwise) of the Preferred Units that is not accompanied by an identical subdivision or combination of the Series B Preferred Stock; or (2) any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the Series B Preferred Stock that is not accompanied by an identical subdivision or combination of the Preferred Units. In the event of a reclassification or other similar transaction as a result of which the shares of Series B Preferred Stock are converted into another security, then a Member shall be entitled to receive upon exchange the amount of such security that such Member would have received if such exchange had occurred immediately prior to the effective date of such reclassification or other similar transaction.”

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SECTION 5. Applicable Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

SECTION 6. Counterparts; Effectiveness. This Amendment may be executed simultaneously in two or more separate counterparts, any one of which need not contain the signatures of more than one party, but each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto. This Amendment shall be effective as of the date first written above upon the effectiveness of the Section 382 Rights Agreement.

SECTION 7. LLC Agreement. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the parties to the LLC Agreement and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the LLC Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

BIOFUEL ENERGY, LLC,

by

Name:

Title:

BIOFUEL ENERGY CORP.,

by

Name:

Title:

Address for Notices:

BioFuel Energy Corp.

1600 Broadway, Suite 2200

Denver, CO 80202

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GREENLIGHT CAPITAL, L.P.,

by	GREENLIGHT CAPITAL, LLC, its general partner,

by

Name:

Title:

GREENLIGHT CAPITAL QUALIFIED, L.P.,

by	GREENLIGHT CAPITAL, LLC, its general partner,

by

Name:

Title:

GREENLIGHT CAPITAL (GOLD), LP,

by	DME MANAGEMENT GP, LLC, its general partner,

by

Name:

Title:

Address for Notices:

c/o GREENLIGHT CAPITAL, INC.
140 East 45th Street, 24th Floor
New York, NY 10017
Attention of Chief Operating Officer

With a copy to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
Bank of America Tower
New York, NY 10036-6745
Attention of Zachary N. Wittenberg
Tel: (212) 872.1081

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Scott H. Pearce

Address for Notices:

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